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                                 [FORM OF PROXY]                    EXHIBIT 99.1

P
R
O
X
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                     ILLUSTRA INFORMATION TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ILLUSTRA INFORMATION TECHNOLOGIES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated January ___, 1996 and Prospectus/Proxy Statement dated February __, 1996, and hereby appoints Richard H. Williams and Gary J. Morgenthaler, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of ILLUSTRA INFORMATION TECHNOLOGIES, INC. to be held at 9:00 a.m., local time, on _____, February __, 1996, at Illustra's offices at 1111 Broadway, Suite 2000, Oakland, California, and at any adjournments thereof, and to vote all shares of Common Stock and/or Preferred Stock (of any series) which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                                                     SEE REVERSE
                                                                         SIDE
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  X
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PLEASE MARK
VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENTS).

FOR     AGAINST      ABSTAIN
/ /       / /          / /

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF DECEMBER 20, 1995 (THE "MERGER AGREEMENT"), BY AND AMONG ILLUSTRA INFORMATION TECHNOLOGIES, INC., INFORMIX CORPORATION AND INFORMIX DELAWARE, INC., PROVIDING FOR INFORMIX DELAWARE, INC. TO BE MERGED WITH AND INTO ILLUSTRA INFORMATION TECHNOLOGIES, INC. WITH ILLUSTRA INFORMATION TECHNOLOGIES, INC. BEING THE SURVIVING CORPORATION AND BECOMING A WHOLLY-OWNED SUBSIDIARY OF INFORMIX CORPORATION (THE "MERGER") AND APPROVE THE MERGER.



MARK HERE
FOR ADDRESS   / /
CHANGE AND
NOTE AT LEFT

Please sign exactly as name appears on Proxy

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_______________________________Date___________

Signature:_______________________________Date___________

The Illustra Board of Directors Recommends a Vote FOR Proposal 1.